UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

On April 21, 2021, Agilent Technologies, Inc. (the “Company”) entered into the Incremental Assumption Agreement among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent (the “Agreement”), pursuant to which the lenders party thereto have agreed to increase their revolving commitments under that certain Credit Agreement dated as of March 13, 2019, among the Company, the lenders party thereto and BNP Paribas, as Administrative Agent, as amended by Amendment No. 1 to Credit Agreement and Incremental Assumption Agreement, dated as of August 7, 2019, Amendment No. 2 to Credit Agreement, dated as of October 21, 2019, and Amendment No. 3 to Credit Agreement, dated as of April 17, 2020 (as amended, the “Credit Agreement”).

The Agreement provides for the lenders party thereto to increase their respective revolving commitments in an aggregate amount of $350,000,000 (the “Incremental Increase”).  Additionally, such increasing lenders (constituting required lenders under the Credit Agreement) have acknowledged and agreed that (a) the Incremental Increase does not count against the cap of $500,000,000 contained in the Credit Agreement for incremental facilities (the “Incremental Cap”), (b) the Incremental Cap is waived for this Incremental Increase, and (c) after giving effect to the Incremental Increase, the aggregate amount available for additional incremental facilities is refreshed to permit up to $500,000,000 in additional incremental facilities.  Further, such increasing lenders and the Company have agreed that, after April 21, 2021, the Company will not request loans denominated in Sterling in an aggregate principal amount that exceeds the aggregate commitments in effect immediately prior to the Incremental Increase.  Other than the foregoing limitation on loans denominated in Sterling, the terms (including interest rate, covenants and events of default) applicable to loans funded from the Incremental Increase are the same as those applicable to revolving loans generally.  The Company has not drawn any of the Incremental Increase.

The Agreement contains customary representations and warranties.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Some of the lenders under the Credit Agreement and/or their respective affiliates have from time to time performed and may in the future perform various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees and commissions.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Incremental Assumption Agreement dated as of April 21, 2021, by and among the Company, the Lenders party thereto and BNP Paribas, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel & Assistant Secretary

Date: April 22, 2021